SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 6, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


The company announced that its Spirit Energy 76 business unit completed drilling of the first three deepwater exploration wells it operated in the Gulf of Mexico. All of the wells were deemed non-commercial or dry.

         The Nag el Madamud well in Mississippi Canyon block 541 was drilled in 2,016 feet of water to a total depth of 8,891 feet in 22 days. Unocal has a 50-percent working interest in the prospect. Approximately $6 million pre-tax in well costs will be charged against the company's second quarter 1999 earnings.

         The Bowshock well in Garden Banks block 460 was drilled in 2,500 feet of water to a total depth of 17,014 feet in 44 days. Unocal has a 100-percent working interest in the prospect. Approximately $17 million pre-tax in well costs will be charged against the company's second quarter 1999 earnings. An additional $2 million pre-tax is estimated to be charged in the third quarter.

         The previously completed South Sierra well was drilled in 3,674 feet of water to a total depth of 14,360 feet in 30 days. Unocal has a 50-percent working interest in the prospect. Approximately $8 million will be charged against the company's second quarter 1999 earnings.

The aggregate result of all three wells is a pre-tax charge of approximately $30 million against the company's second quarter 1999 earnings and an estimated pre-tax charge of approximately $2 million against the company's third quarter 1999 earnings.

The company also announced that its Spirit Energy 76 business unit's exploration drilling successes and aggressive development program on the Gulf of Mexico continental shelf area in the first half of 1999 should more than offset its natural production declines for the year from that area. Spirit Energy 76 expects new projects on the shelf in 1999 to generate the same amount of new production as in 1998 with approximately one-third less capital investment.


Forward-looking statements about reserves, future exploration and development activities, production rates and costs set forth above are based on assumptions concerning geological, market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially as a result of factors discussed in Unocal 's 1998 Annual Report on Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  July 9, 1999                        By:  /s/ JOE D. CECIL
--------------------                            -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller